Exhibit 99.2
United
News Release

Worldwide Communications:
Media Relations Office: 847.700.5538
Evenings/Weekends: 847.700.4088

UAL CORPORATION REPORTS SECOND-QUARTER 2005 RESULTS

Second-Quarter Operating Earnings of $48 Million, a
$41 Million Improvement Despite $262 Million Higher Fuel Expense

Mainline Passenger Unit Revenue up 5 percent

Mainline Unit Costs Up 6 percent, Driven by Higher Fuel Costs;
Excluding Fuel, Mainline Unit Costs Down 3 percent on 3 percent Lower Capacity

Predominantly Non-Cash Reorganization Items of $1.4 Billion
Result in Net Quarterly Loss of $1.4 Billion

Excluding Special and Reorganization Items, Net Loss is $26 Million

            CHICAGO, July 28, 2005 - UAL Corporation (OTCBB: UALAQ.OB), the holding company whose primary subsidiary is United Airlines, today reported its second-quarter 2005 financial results.

            UAL reported second-quarter operating earnings of $48 million. Excluding an impairment charge of $18 million for regional aircraft, operating earnings were $66 million, $59 million better than the $7 million reported in the same quarter last year, despite fuel expenses $262 million higher in 2005 than in 2004. UAL reported a net loss of $1.43 billion, or a loss per basic share of $12.33, which includes $1.39 billion in reorganization items. Reorganization items include a number of large non-cash items: curtailment and settlement losses of $602 million related to the Pension Benefit Guaranty Corporation's (PBGC) takeover of the company's defined benefit pension plans for ground employees, management and public contact employees, and flight attendants, $212 million in charges related to the rejection of aircraft and $509 million in contract rejection charges. These reorganization items are expected to be resolved in the bankruptcy process and settled for a minor fraction of the amount of the charges. It is common for the results of operations of companies progressing through Chapter 11 to be impacted by non-cash charges related to their reorganization, especially as restructuring work nears completion. Excluding the special and reorganization items, UAL's net loss for the second quarter totaled $26 million.

            "We now have the foundation in place that enables us to continue to build a much more competitive enterprise," said Glenn Tilton, United's chairman, CEO and president. "We have reduced United's costs, we are posting industry-competitive revenue performance and our employees are delivering excellent operational performance. Although the harsh economic environment, including very high fuel costs, presents difficult challenges for the industry, United's restructuring has earned us the opportunity to compete for a place among the leading network carriers."

            United's Restructuring Builds Momentum towards Exit

            In the second quarter of 2005, United achieved significant milestones in its restructuring activities. As part of the recent restructuring efforts, United:

    Achieved consensual labor agreements with the Aircraft Mechanics Fraternal Association (AMFA) and the International Association of Machinists and Aerospace Workers (IAM);
    Reached agreement with the Pension Benefit Guaranty Corporation (PBGC) on the necessity of taking over the company's defined benefit pension plans and put in place replacement retirement plans for all labor groups, except the Association of Flight Attendants (AFA);
    Amended the DIP agreement to increase the size of the DIP facility from $1 billion to $1.3 billion, extended loan maturity to December 30, 2005, and lowered the interest rate by 25 basis points;
    Proposed a schedule with the Bankruptcy Court to file the Plan of Reorganization and exit in the fall.
            "Our restructuring is progressing well as we continue to put in place the important elements to increasing competitiveness. The amended DIP facility was substantially over-subscribed, despite an increase in size and a reduction in the interest rate. This clearly reflects the financial community's recognition of the progress we have made," said Jake Brace, United's executive vice president and chief financial officer.

Revenue results

            Results for the second quarter of 2005 reflect a 3 percent reduction in system capacity compared with the same period last year. During the quarter, mainline passenger unit revenue increased 5 percent and yield increased 3 percent, compared to second quarter last year. System load factor increased 1 point to 83 percent, as traffic decreased 1 percent.

            "United is delivering industry competitive revenue performance and we are pleased with the results of our 2005 capacity reallocation," said John Tague, executive vice president marketing, sales, and revenue. "United is determined to be an industry leader in revenue performance. We believe the ongoing transformation of our sales force, continuing improvements in revenue management and recently enhanced marketing initiatives will move us steadily in that direction."

            Besides United's reallocation of aircraft capacity to international markets, the company has been testing further optimization of its domestic schedule. United is pleased with the initial results.  During the second quarter, both initiatives contributed to an increase in fleet utilization of 7 percent. As a result, the company reduced the number of aircraft in its fleet by 13 percent, while reducing system available seat miles by only 3 percent.

Operating Expenses

            Largely driven by fuel, mainline operating expense per available seat mile was up 6 percent from the year-ago quarter on a 3 percent decrease in capacity. Excluding the aircraft impairment charge, UAFC, and fuel, mainline operating expenses per available seat mile decreased 3 percent. For more information on the impairment charge, see note 3. For more information on UAFC, see note 4.

            Salaries and related costs were down 13 percent, or $156 million, primarily reflecting recent labor and management cost reductions and a 7 percent reduction in manpower. Fuel expense was $262 million higher than in the second quarter 2004. Average fuel price for the quarter was $1.71 per gallon (including taxes), up 45 percent year-over-year.

            The company had an effective tax rate of zero for all periods presented, which makes UAL's pre-tax loss the same as its net loss.

Cash

            The company ended the quarter with an unrestricted cash balance of $1.7 billion, and a restricted cash balance of $968 million, for a total cash balance of $2.6 billion. The unrestricted cash balance increased by $295 million during the quarter.

            Subsequently in July 2005, the company added an additional $310 million to its unrestricted cash balance by utilizing the amended DIP facility.

Operations

            In the most recent data available from the U.S. Department of Transportation, United was ranked Number 2 in on-time performance among the seven major network carriers for the 12 months ending May 2005. In addition, employee productivity (available seat miles divided by employee equivalents) was up 4 percent for the quarter compared to the same period in 2004.

            "United's improved productivity is a credit to the dedication and resilience of our employees. They have continued to deliver the reliability and service our customers expect during what could have been a very distracting period in our restructuring," said Pete McDonald, United's chief operating officer. "While our schedule optimization has improved asset utilization, we continue to believe significant benefits are available throughout United's operations by reducing aircraft turn times, reducing actual block time performance, expanded de-peaking of hubs and major stations, and reengineering our use of airport facilities."

Outlook

            United expects third-quarter system mainline capacity to be down about 5 percent year-over-year. System mainline capacity for 2005 is expected to be about 3 percent lower than 2004.

            The company projects fuel prices for the third quarter, including taxes and excluding the impact of hedges, to average $1.83 per gallon. The company has 6.5 percent of its expected fuel consumption for the third quarter hedged at an average of $1.29 per gallon, including taxes.

            In the third quarter, the company expects to recognize other large non-cash reorganization items as we move toward exit from bankruptcy.

June Monthly Operating Report

            UAL today also filed with the United States Bankruptcy Court its Monthly Operating Report for June. The company posted a $133 million operating profit for June. Mainline unit revenue improved 7 percent compared to same period last year. UAL met the requirements of its debtor-in-possession (DIP) financing.

            News releases and other information about United Airlines can be found at the company's website, www.united.com.

            Note 5 to the attached Statements of Consolidated Operations provides a reconciliation of net loss reported under GAAP to net loss excluding special items for all periods presented, as well as a reconciliation of other financial measures, including and excluding special charges.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the Company's current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company's ability to continue as a going concern; the Company's ability to comply with the terms of the DIP financing or negotiate modifications or amendments thereto as necessary; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the Company's ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusive period for the Company to propose and confirm one or more plans of reorganization; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the appointment of a Chapter 11 trustee or conversion of the cases to Chapter 7; the costs and availability of financing; the Company's ability to execute its business plan; the Company's ability to attract, motivate and/or retain key employees; the Company's ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions; the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of aviation fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand; government legislation and regulation; the ability of the Company to maintain satisfactory labor relations, any disruptions to operations due to any potential actions by our labor groups ; weather conditions; and other risks and uncertainties set forth from time to time in UAL's reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

# # #

UAL CORPORATION AND SUBSIDIARY COMPANIES
DEBTOR AND DEBTOR-IN-POSSESSION
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In Millions, Except Per Share)

(In accordance with GAAP)	Three Months Ended June 30
	2005	2004	% Change
Operating revenues:
Passenger - United Airlines	$ 3,301	$ 3,248	1.6
- Regional Affiliates	632	505	25.1
Cargo	180	167	7.8
Other operating revenues	310	269	15.2
	4,423	4,189	5.6
Operating expenses:
Salaries and related costs	1,052	1,208	(12.9)
Aircraft fuel	955	693	37.8
Regional affiliates	685	605	13.2
Purchased services	383	370	3.5
Landing fees and other rent	225	242	(7.0)
Aircraft maintenance	227	193	17.6
Depreciation and amortization	201	218	(7.8)
Aircraft rent	109	134	(18.7)
Commissions	76	81	(6.2)
Special operating items	18	-	100.0
Other operating expenses	444	438	1.4
	4,375	4,182	4.6

Earnings from operations	48	7	585.7

Other income (expense):
Interest expense	(111)	(117)	(5.1)
Interest capitalized	-	1	(100.0)
Interest income	6	5	20.0
Miscellaneous, net	9	-	100.0
	(96)	(111)	(13.5)

Loss before reorganization items, income taxes and
equity in earnings of affiliates	(48)	(104)	(53.8)
Reorganization items, net	(1,386)	(144)	862.5

Loss before income taxes and equity in earnings of affiliates	(1,434)	(248)	478.2
Credit for income taxes	-	-	-

Loss before equity in earnings of affiliates	(1,434)	(248)	478.2
Equity in earnings of affiliates	4	1	300.0
Net loss	$ (1,430)	$ (247)	478.9

Loss per share, basic	$ (12.33)	$ (2.25)

Weighted average shares	116.2	110.9
_____________
See accompanying notes.

UAL CORPORATION AND SUBSIDIARY COMPANIES
DEBTOR AND DEBTOR-IN-POSSESSION
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
(In Millions, Except Per Share)

(In accordance with GAAP)	Six Months Ended June 30
	2005	2004	% Change
Operating revenues:
Passenger - United Airlines	$ 6,217	$ 6,239	(0.4)
- Regional Affiliates	1,156	945	22.3
Cargo	352	315	11.7
Other operating revenues	613	599	2.3
	8,338	8,098	3.0
Operating expenses:
Salaries and related costs	2,085	2,457	(15.1)
Aircraft fuel	1,760	1,296	35.8
Regional affiliates	1,330	1,156	15.1
Purchased services	744	722	3.0
Landing fees and other rent	458	473	(3.2)
Aircraft maintenance	446	378	18.0
Depreciation and amortization	414	448	(7.6)
Aircraft rent	229	271	(15.5)
Commissions	153	162	(5.6)
Special operating items	18	-	100.0
Other operating expenses	903	939	(3.8)
	8,540	8,302	2.9

Loss from operations	(202)	(204)	(1.0)

Other income (expense):
Interest expense	(220)	(237)	(7.2)
Interest capitalized	(5)	1	(600.0)
Interest income	10	15	(33.3)
Special non-operating items	-	(13)	(100.0)
Miscellaneous, net	67	8	737.5
	(148)	(226)	(34.5)

Loss before reorganization items, income taxes and
equity in earnings/(losses) of affiliates	(350)	(430)	(18.6)
Reorganization items, net	(2,154)	(274)	686.1

Loss before income taxes and equity in earnings/(losses) of affiliates	(2,504)	(704)	255.7
Credit for income taxes	-	-	-

Loss before equity in earnings/(losses) of affiliates	(2,504)	(704)	255.7
Equity in earnings/(losses) of affiliates	4	(2)	(300.0)
Net loss	$ (2,500)	$ (706)	254.1

Loss per share, basic	$ (21.56)	$ (6.42)

Weighted average shares	116.2	110.8
_____________
See accompanying notes.

Consolidated Notes (Unaudited)

(1)	UAL Corporation ("UAL" or the "Company") is a holding company whose principal subsidiary is United Air Lines, Inc. ("United"). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois.

(2)	In connection with its bankruptcy proceedings, the Company recorded the following reorganization items:
Three-month Period Ended June 30,	Six-month Period Ended June 30,
2005	2004	2005	2004
Pension-related charges	$ 612	$ -	$ 1,045	$ -
Contract rejection charges	509	-	509	-
Aircraft rejection charges	212	103	506	224
Professional fees	48	49	92	83
Severance and employee retention	6	-	13	7
Interest income	(10)	(4)	(17)	(8)
Other	9	(4)	6	(32)
$ 1,386	$ 144	$ 2,154	$ 274

Pension-related charges include curtailment costs of $207 million and $433 million for the second quarter and first six months of 2005, respectively, and net settlement losses of $395 million for the second quarter of 2005 as a result of the termination of several defined benefit pension plans. In addition, a $10 million settlement loss was recorded as a result of the termination of a management non-qualified supplemental retirement plan.

Contract rejection charges are non-cash costs that include our estimate of claims resulting from the Company's rejection of certain contractual obligations such as executory contracts, unexpired leases, municipal bond obligations and regional carrier contracts.

Aircraft rejection charges include the Company's estimate of claims incurred as a result of the rejection of certain aircraft as part of the bankruptcy process.

(3)	In the second quarter of 2005, the Company recognized a charge of $18 million for aircraft impairment related to planned accelerated retirement of certain aircraft operated by Air Wisconsin Airlines Corporation ("AWAC"). In addition, in the first quarter of 2004, the Company recorded a $60 million special operating item in connection with its adjustment to passenger revenue and a $13 million special non-operating item as a result of its write-down of the non-operating B767-200s to net realizable value.

(4)	Included in other operating income in UAL's results of operations are the results of its wholly owned subsidiary United Aviation Fuels Corporation ("UAFC"). For the three months and six months ending June 30, 2005 and 2004, UAFC recorded revenues for fuel sales to third parties of $73 million, $76 million, $128 million and $206 million, respectively, and related expenses of $73 million, $78 million, $127 million and $205 million, respectively.

(5)	During the second quarter of 2005, the Company received $22 million as a result of the transition agreement with AWAC. This refund was recorded as a reduction to Regional Affiliates operating expense.

(6)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that the reported non-GAAP financial results provide management and investors a better perspective of on-going financial performance and trends by excluding these special items for comparative purposes. Statistical information is for United mainline jet operations only.

Three-month Period Ended June 30,	Six-month Period Ended June 30,
In Millions	EPS	In Millions	EPS
2005	2004	2005	2004	2005	2004	2005	2004
GAAP net loss	$ (1,430)	$ (247)	$ (12.33)	$ (2.25)	$ (2,500)	$ (706)	$ (21.56)	$ (6.42)
Adjusted for:
Special operating items	18	-	0.15	-	18	(60)	0.15	(0.54)
Special non-operating items	-	-	-	13	-	0.11
Reorganization items, net	1,386	144	11.92	1.30	2,154	274	18.54	2.48
$ (26)	$ (103)	$ (0.26)	$ (0.95)	$ (328)	$ (479)	$ (2.87)	$ (4.37)

Three-month Period Ended June 30,	%	Six-month Period Ended June 30,	%
Cost per asm - CASM (cents)	2005	2004	Change	2005	2004	Change
GAAP mainline operating expense per asm	10.50	9.87	6.4	10.39	10.04	3.5
Less: Special operating items	(0.05)	0.00	100.0	(0.03)	0.00	100.0
Mainline operating expense per asm excluding
special operating items	10.45	9.87	5.9	10.36	10.04	3.2
Less: UAFC*	(0.21)	(0.21)	-	(0.18)	(0.28)	(35.7)
Mainline operating expense per asm excluding
special operating items and UAFC*	10.24	9.66	6.0	10.18	9.76	4.3
Less: fuel expense	(2.71)	(1.91)	41.9	(2.53)	(1.83)	38.3
Mainline operating expense per asm excluding
special operating items, UAFC* and fuel expense	7.53	7.75	(2.8)	7.65	7.93	(3.5)

Three-month Period Ended June 30,	%	Six-month Period Ended June 30,	%
Yield (cents)	2005	2004	Change	2005	2004	Change
GAAP passenger revenue per rpm	11.22	10.87	3.2	11.03	11.07	(0.4)
Less: revenue adjustment	0.00	0.00	-	0.00	(0.10)	(100.0)
Passenger revenue per rpm excl revenue adjustment	11.22	10.87	3.2	11.03	10.97	0.5

Operating revenue per asm - RASM (cents)
GAAP mainline operating revenue per asm	10.79	10.17	6.1	10.35	10.05	3.0
Less: revenue adjustment	0.00	0.00	-	0.00	(0.08)	(100.0)
Mainline operating revenue per asm excluding
revenue adjustment	10.79	10.17	6.1	10.35	9.97	3.8
Less: UAFC*	(0.21)	(0.21)	-	(0.18)	(0.29)	(37.9)
Mainline operating revenue per asm excluding
revenue adjustment and UAFC*	10.58	9.96	6.2	10.17	9.68	5.1

Passenger revenue per asm - PRASM (cents)
GAAP mainline passenger revenue per asm	9.40	8.96	4.9	8.96	8.77	2.2
Less: revenue adjustment	0.00	0.00	-	0.00	(0.08)	(100.0)
Mainline passenger revenue per asm excluding
revenue adjustment	9.40	8.96	4.9	8.96	8.69	3.1

Mainline scheduled passenger revenue per asm	9.38	8.94	4.9	8.93	8.73	2.3

* UAFC's revenues and expenses are not derived from mainline jet operations. Therefore, UAL has excluded these revenues and expenses from the above reported GAAP financial measures. See Note 4 above for more details.

UAL CORPORATION AND SUBSIDIARY COMPANIES
DEBTOR AND DEBTOR-IN-POSSESSION

	Three Months Ended June 30
	2005	2004	% Change
OPERATING STATISTICS
United Mainline Jet Operations

Revenue passengers (in thousands)	17,150	18,444	(7.0)

Revenue passenger miles (in millions)	29,302	29,727	(1.4)

Available seat miles (in millions)	35,132	36,235	(3.0)

Charter available seat miles (in millions)	33	97	(66.0)

Passenger load factor (percent)	83.4	82.0	1.4 pt.

Breakeven passenger load factor (percent)	82.2	81.8	0.4 pt.

GAAP passenger revenue per passenger mile - yield (cents)	11.22	10.87	3.2

GAAP passenger revenue per available seat mile - PRASM (cents)	9.40	8.96	4.9

GAAP operating revenue per available seat mile - RASM (cents)	10.79	10.17	6.1

Operating revenue per available seat mile excluding UAFC - RASM (cents)	10.58	9.96	6.2

GAAP operating expense per available seat mile - CASM (cents)	10.50	9.87	6.4

Operating expense per available seat mile excluding operating special items - CASM (cents)	10.45	9.87	5.9

Operating expenses per available seat mile excluding operating special items and
UAFC - CASM (cents)	10.24	9.66	6.0

Operating expenses per available seat mile excluding operating special items, UAFC
and fuel expense - CASM (cents)	7.53	7.75	(2.8)

Average price per gallon of jet fuel (cents)	170.5	117.9	44.6

Number of aircraft in operating fleet at end of period	458	524	(12.6)

Average full-time equivalent employees (thousands)	55.6	59.7	(6.9)

ASMs per equivalent employee - productivity (thousands)	632	607	4.1

Average stage length (thousands)	1,376	1,291	6.6

Revenue block hours (in thousands)	459	492	(6.7)

Plane days (in thousands)	42	48	(12.5)

Fleet utilization (in hours and minutes)	10:59	10:18	6.6

UAL CORPORATION AND SUBSIDIARY COMPANIES
DEBTOR AND DEBTOR-IN-POSSESSION

	Six Months Ended June 30
	2005	2004	% Change
OPERATING STATISTICS
United Mainline Jet Operations

Revenue passengers (in thousands)	32,817	34,412	(4.6)

Revenue passenger miles (in millions)	56,085	56,004	0.1

Available seat miles (in millions)	69,391	71,145	(2.5)

Charter available seat miles (in millions)	350	388	(9.8)

Passenger load factor (percent)	80.8	78.7	2.1 pt.

Breakeven passenger load factor (percent)	83.5	81.3	2.2 pt.

GAAP passenger revenue per passenger mile - yield (cents)	11.03	11.07	(0.4)

Passenger revenue per passenger mile excluding revenue adjustment - yield (cents)	11.03	10.97	0.5

GAAP passenger revenue per available seat mile - PRASM (cents)	8.96	8.77	2.2

Passenger revenue per available seat mile excluding revenue adjustment - PRASM (cents)	8.96	8.69	3.1

GAAP operating revenue per available seat mile - RASM (cents)	10.35	10.05	3.0

Operating revenue per available seat mile excluding revenue adjustment - RASM (cents)	10.35	9.97	3.8

Operating revenue per available seat mile excluding revenue adjustment and
UAFC - RASM (cents)	10.17	9.68	5.1

GAAP operating expense per available seat mile - CASM (cents)	10.39	10.04	3.5

Operating expense per available seat mile excluding operating special items - CASM (cents)	10.36	10.04	3.2

Operating expenses per available seat mile excluding operating special items and
UAFC - CASM (cents)	10.18	9.76	4.3

Operating expenses per available seat mile excluding operating special items, UAFC
and fuel expense - CASM (cents)	7.65	7.93	(3.5)

Average price per gallon of jet fuel (cents)	158.6	112.8	40.6

Number of aircraft in operating fleet at end of period	458	524	(12.6)

Average full-time equivalent employees (thousands)	55.9	59.6	(6.2)

ASMs per equivalent employee - productivity (thousands)	1,241	1,194	3.9

Average stage length (thousands)	1,369	1,288	6.3

Revenue block hours (in thousands)	911	966	(5.7)

Plane days (in thousands)	84	96	(12.5)

Fleet utilization (in hours and minutes)	10:48	10:05	7.1